UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2026

INSEEGO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 14, 2026 (the “Closing Date”), Inseego Corp. (“Inseego” or the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with an affiliate of Mubadala Capital (the “Holder”), which held all 25,000 outstanding shares of the Company’s Fixed-Rate Cumulative Perpetual Preferred Stock, Series E (the “Preferred Stock”).

Pursuant to the Exchange Agreement, on the Closing Date all of the outstanding shares of Preferred Stock, which had a liquidation value of $42 million as of December 31, 2025, were surrendered and forfeited by the Holder in exchange for the following consideration, having an aggregate value of approximately $26 million and representing a discount of approximately 38% to the liquidation value: (i) $10 million in cash, one-third of which was paid on the Closing Date and the balance of which will be paid in two equal installments on the six and twelve month anniversaries of the Closing Date; (ii) 767,165 shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), and (iii) $8 million in additional principal amount of the Company’s existing 9.0% Senior Secured Notes due 2029 (the “Senior Secured Notes”). The Common Shares and the Senior Secured Notes were issued to the Holder on the Closing Date.

The Senior Secured Notes issued to the Holder have the same terms as the outstanding $40.9 million aggregate principal amount of Senior Secured Notes originally issued on November 6, 2024, and were issued pursuant to the Base Indenture and Supplemental Indenture entered into on that date by the Company, certain of its subsidiaries, as guarantors, and Wilmington Savings Fund Society, FSB, as trustee and collateral agent, as described in the Current Report on Form 8-K filed by the Company on November 12, 2024.

The Exchange Agreement provides the Holder with customary registration rights with respect to the Common Shares, pursuant to which, among other things, the Company agreed to file a registration statement with the Securities and Exchange Commission within six months following the Closing Date.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this current report is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this current report is incorporated by reference into this Item 3.02. The Common Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and were offered in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder and, as applicable, corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Holder represented and warranted to the Company that it is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

2

Item 7.01.	Regulation FD Disclosure.

On January 14, 2026, the Company issued a press release announcing the consummation of the transactions contemplated by the Exchange Agreement. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed with this report:

Exhibit No.	Description

10.1	Exchange Agreement dated January 14, 2026
99.1	Press Release dated January 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

	By:	/s/ Steven Gatoff
Steven Gatoff
Chief Financial Officer
Date: January 14, 2026

4